                                                                   EXHIBIT 10.32

                       CATELLUS DEVELOPMENT CORPORATION
                          SPECIAL SEVERANCE PAY PLAN
                         AND SUMMARY PLAN DESCRIPTION


                               I.  INTRODUCTION


          Catellus Development Corporation establishes this special severance pay plan (the "Plan") to assist certain employees of Catellus Development Corporation and Catellus Management Corporation (collectively, the "Company" or "Catellus"), who are not otherwise eligible to participate in the Catellus Management Corporation Severance Payment Plan (the "CMC Plan"), and whose employment is terminated in conjunction with reduction-in-force programs implemented beginning November 2, 1994. With respect to such actions, this Plan expressly supersedes any existing Company severance pay policy or plans other than the CMC Plan. This Plan is an employee welfare benefit plan as defined in
Section 3(1) of the Employment Retirement Income Security Act ("ERISA"). It is not a funded plan; any benefits under the Plan will be paid from the general assets of Catellus. Employees have no rights to or interest in any specific assets or accounts of Catellus, even if amounts are credited to accounts designated to be used for the payment of severance benefits.

                              II.  PLAN BENEFITS


A.   GENERAL ELIGIBILITY FOR PLAN BENEFITS

          All regular, full-time and part-time employees of Catellus who are terminated by Catellus between November 2, 1994, and January 1, 1995 (the "Window Period"), in conjunction with a reduction-in-force ("Qualifying Event"), who were notified of their pending terminations on or after November 2, 1994, and who were employed by the Company as of November 1, 1994 and are not eligible to participate in the CMC Plan, are eligible to participate in this Plan (the "Eligible Employee(s)"). No benefits will be paid under any other circumstances such as including, but not limited to, terminations on account of: death, disability, retirement, for violation of a Company policy, for cause or the employee is transferred to an affiliated Company between November 1, 1994, and January 1, 1995.

B.   GENERAL ELIGIBILITY FOR SEVERANCE BENEFIT

          All Eligible Employees who meet the general eligibility requirements of this Plan will be eligible for a severance benefit ("Severance Benefit") if terminated by the Company during the Window Period due to the Qualifying Event. Severance Benefits will only be paid if the Eligible Employee executes between December 21, 1994, and December 23, 1994, an agreement and a release (the "Agreement") in conformance with the form provided in Schedule A and such Agreement is not revoked within seven (7) days of the execution of the Agreement. However, if an Eligible Employee presents to the Company before December 23, 1994 a written offer of employment from a bona fide employer, which offer is expressly

Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description

conditional upon the commencement of employment prior to December 23, 1994, the Company's Chief Executive Officer may accept the Employee's resignation ("Approved Resignation") effective before December 23, 1994. Under such circumstances, the Eligible Employee must execute the Agreement as of the effective Approved Resignation date and not revoke it within seven (7) days of the execution of the Agreement to receive the Severance Benefits. A revocation to be effective must be delivered to the General Counsel, or her designated representative, within the period provided.

C.   CALCULATION AND PAYMENT OF SEVERANCE BENEFITS

          1.   Calculation.  Severance Benefits will be the greater of:  eight
               -----------
(8) weeks salary (as defined in the Plan) or three (3) weeks of salary plus one
(1) week of salary for every full year of service through December 31, 1994; plus an additional one (1) week of salary will be paid if, as of January 1, 1995, an Eligible Employee is covered under the Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 621, et seq.).
                                ------

          2.   Payment.  Severance Benefits will be paid, as a lump sum, and
               -------
mailed on the first business day in 1995, provided such Agreement has not been revoked.

D.   TAXATION OF SEVERANCE BENEFITS

          All benefits payable under this Plan will be treated as "wages" for the purpose of state and federal employment taxes and, as such, subject to withholding and other payroll taxes as provided by applicable law.

E.   DEFINITIONS

          1.   Salary.  For the purposes of calculating benefits under this
               ------
Plan, a week's salary for salaried employees will be calculated by dividing an employee's gross annual regular (base) pay from the Company as of the termination date by fifty-two (52). For hourly employees, a week's "salary" is the employees' regular hourly wage times forty (40).

          2.   Termination Date.  The Eligible Employee's Termination Date will
               ----------------
be January 1, 1995 or the effective date of an Approved Resignation, if earlier.

          3.   Year of Service.  A "Year of Service" is 12 months of continuous
               ---------------
employment with the Company or previous service with one or more of the direct predecessors of the Company.

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Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description



                           III.  THE CLAIMS PROCESS


A.   SUBMISSION OF CLAIMS

          Any claims concerning eligibility, participation, benefits or other aspects of this Plan must be submitted in writing and directed to the Plan Administrator. Except as provided below, from the date a claim is received, the Plan Administrator has sixty (60) days in which to review the claim to determine whether or not benefits are payable in accordance with the terms and conditions of this Plan.

B.   ADDITIONAL TIME TO PROCESS A CLAIM

          If the Plan Administrator requires additional time to process a claim because of special circumstances, the Plan Administrator, in its sole discretion, may extend the period sixty (60) additional days. The Plan Administrator must notify the employee in writing of any such extension prior to the expiration of the sixty (60) day period commencing from the date the Plan Administrator first received written submission of the claim. If additional information is required to make a determination on the claim, the employee will receive a written request specifying the nature of the information needed and an explanation as to why it is needed.

C.   NO RESPONSE TO CLAIM

          If the employee is not notified of the status of the claim within sixty (60) days from the date it is received by the Plan Administrator and the employee has not been notified that an extension is required to review the claim, the employee may request a review of the claim by following the procedures set out below for denial of a claim.

D.   DENIAL OF BENEFITS

          If the claim is partially or wholly denied, the Plan Administrator will provide a written denial to the employee no later than sixty (60) days from receipt of the claim request (or 120 days if an extension is required). The written denial will include specific reasons for the denial, reference to the Plan provisions upon which denial was based, description of any additional material or information necessary for the employee to perfect the claim and instructions on the Plan's claim review procedure.

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Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description


E.   CLAIMS REVIEW PROCEDURE

          The employee may request in writing to the Plan Administrator a review of the denied claim within sixty (60) days of receipt of such denial. Such written request must contain an explanation as to why the employee is seeking a review. If such request is not received within sixty (60) days, the employee will be deemed to have waived his or her right to a review by the Plan Administrator. In preparation for filing such a request for review, the employee or his or her duly authorized representative may review pertinent Plan documents and employment records, and as part of the written request for review, may submit issues and comments concerning the claim.

          Once the Plan Administrator receives a request for review, a prompt review of the claim will take place. Upon completion of the review, the Plan Administrator will notify the employee in writing of the decision, referencing Plan provisions that affect the decision. The Plan Administrator has sixty (60) days from receipt of the request for review to notify the employee of its decision unless special circumstances require an extension of time. If an extension is required, the Plan Administrator must notify the employee in writing of any such extension prior to the expiration of the sixty (60) day period commencing from the date the Plan Administrator received the request for review.

                         IV.  MISCELLANEOUS PROVISIONS


A.   CHANGES TO AND INTERPRETATION OF THE PLAN

          Company reserves the right to amend or otherwise change all or part of this Plan at any time, except Company will not reduce any benefits for employees who have become eligible for benefits prior to such amendment. Any such amendment will be adopted by formal action of Company's Compensation and Benefits Committee of the Board of Directors (the "Committee") and executed by an officer authorized to act by the Company. Company has the right to act at its sole discretion without prior notice or consideration to any employee with regard to such changes. The Plan will be interpreted by the Plan Administrator and all Plan fiduciaries in accordance with the terms of the Plan and their intended meanings. However, the Plan Administrator and all Plan fiduciaries will have the discretion to make any findings of fact needed in the administration of the Plan, and will have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such finding of fact, interpretation, construction or decision will not be given de novo
                                                                    -------
review if challenged in court, by arbitration or any other

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Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description


forum, and will be upheld unless clearly arbitrary or capricious. To the extent the Plan Administrator or any Plan fiduciary has been granted discretionary authority under the Plan, the Plan Administrator's or Plan fiduciary's prior exercise of such authority will not obligate it to exercise its authority in a like fashion thereafter. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision will be considered ambiguous and will be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined by the Plan Administrator in its sole discretion. The Plan Administrator, without the need for the Committee's approval, will amend the Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator or by any Plan fiduciaries. All actions taken and all determinations made in good faith by the Plan Administrator or by the Plan fiduciaries will be final and binding upon all persons claiming any interest in or under the Plan.

B.   THE EFFECTIVE DATE OF THE PLAN

          This Plan will be effective on November 2, 1994.

C.   PLAN TERMINATION

          The Plan will automatically terminate as of the earlier of: (i) the date all participants have received the benefits provided for under the terms of the Plan or (ii) December 31, 1995, unless extended by the Committee.

D.   SUMMARY PLAN DESCRIPTION

          The Plan and the Summary Plan Description are a combined document.

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Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description


                        V.  ERISA REQUIRED INFORMATION

                          ADMINISTRATIVE INFORMATION
                               REQUIRED BY ERISA


Plan Sponsor and Plan                  Catellus Development Corporation
Administrator, including address       201 Mission Street, 30th Floor
and telephone:                         San Francisco, CA  94105
                                       (415) 974-4500

Name and address of person             Maureen Sullivan
designated as agent for service of     General Counsel
process:                               Catellus Development Corporation
                                       201 Mission Street, 30th Floor
                                       San Francisco, CA  94105

Basis on which Plan records are        January 1 - December 31, except the first
kept:                                  plan year will begin November 2, 1994.

Type of Plan:                          Unfunded welfare benefit severance plan

Plan Number:                           520

EIN:                                   94-2953477


                        VI.  STATEMENT OF ERISA RIGHTS


          As a participant in this Plan, an employee is entitled to certain rights and protections under ERISA. ERISA provides that all participants will be entitled to:


          . examine, without charge, at the Plan Administrator's office and other specified locations, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor;

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

Catellus Development Corporation
Special Severance Pay Plan
and Summary Plan Description


          . obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

          In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Plan participants. No one, including the Company or any other person, may fire an employee or otherwise discriminate against an employee in any way in order to prevent an employee from obtaining a Plan benefit or exercising an employee's rights under ERISA.

          If an employee's claim for a benefit is denied in whole or in part, the employee must receive a written explanation for the reason for the denial. The employee has the right to have the Plan Administrator review and reconsider the employee's claim. See Section III for details.

          Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if an employee requests certain materials from the Plan and does not receive them within 30 days, the employee may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the employee up to $100 a day until the employee receives them, unless the materials were not sent because of reasons beyond the control of the Plan administrator. If an employee has a claim for benefits which is denied or ignored, in whole or in part, the employee may file a suit in a state or federal court. If an employee is discriminated against for asserting his/her rights, the employee may seek assistance from the U.S. Department of Labor, or the employee may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the employee is successful, the court may order the person the employee has sued to pay these costs and fees.
If the employee loses, the court may order the employee to pay these fees and costs; for example, if it finds the employee's claim is frivolous. If an employee has any questions about the Plan, the employee should contact the Plan Administrator. If an employee has any questions about this statement or about the employee's rights under ERISA, the employee should contact the nearest Area Office of the U.S. Labor-Management Services Administrator, Department of Labor.

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NOTE:  THE BRACKETED BOLD-FACE TEXT WILL BE COMPLETED BEFORE EXECUTION BY THE
EMPLOYEE.


                                  Schedule A

                      AGREEMENT AND RELEASE OF ALL CLAIMS

          This Agreement and Release of All Claims ("Agreement") is made and entered into by and between [INSERT: FULL NAME OF EMPLOYEE] (hereinafter sometimes referred to as "Employee") and [INSERT NAME OF EMPLOYER], its successors, subsidiaries, related companies, parent company and affiliates (hereinafter sometimes referred to as the "Company").

          The Company believes and the Employee agrees that it is authorized to terminate the Employee's employment without notice or cause;

          The Company has notified the Employee that [HIS OR HER] employment with the Company will terminate on or about January 1, 1995, in conjunction with a reduction-in-force program announced November 2, 1994 (the "Program");

          Catellus Development Corporation has created the Catellus Development Corporation Special Severance Pay Plan (the "Plan") for employees terminated in conjunction with this Program;

          Participation in the Plan requires that the Employee execute this Agreement;

          The Employee does not have pending against the Company or any employee, agent, official, or director of the Company any claim, charge, or action in or with any federal, state, or local court or administrative agency; and

          The Employee wishes to receive the Severance Benefits provided under the Plan.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this document the payment of Severance Benefits under the Plan; which benefits shall be paid by the Company to the Employee in accordance with this Agreement, and in an effort to avoid unnecessary law suits, it is hereby agreed by and between the parties as follows:

          FIRST:  This Agreement and compliance with this Agreement shall not be
          -----
construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of [INSERT FULL NAME OF EMPLOYEE] or any person, violation of any order, law, statute, duty, or contract whatsoever against the Employee or any person. The Company specifically disclaims any liability to Employee or any other person for any alleged violation of the rights of the Employee or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its employees or agents or related companies or their employees or agents.

          SECOND:  (a)  [NAME OF EMPLOYEE] understands and agrees that [HE/SHE]
          ------
has not executed this Agreement without first having considered it for a full forty-five (45) days from the receipt of this Agreement and that [HE/SHE] did not execute this Agreement without first being advised in writing to consult an attorney. The executed Agreement will be executed by the Employee between December 21 and December 23, 1994, or at such earlier date as provided in the Plan in the event of an Approved Resignation, as defined in the Plan. If after seven

(7) days after the Employee delivers to the Company an executed copy of this Agreement and if the Employee has not exercised the Employee's right of revocation as described in paragraph 8.G below, the Company shall cause to be delivered (by U.S. mail), on the first business day of 1995, a check equal to the Severance Benefit provided in the Plan, in the gross amount of ___________________________________ ($____________) minus employment taxes.

                   (b) The Employee agrees that the foregoing payment constitutes the entire amount of monetary consideration provided to the Employee under the Plan and this Agreement and that the Employee will not seek any further compensation for any other claimed damage, costs, or attorneys' fees in connection with the matters encompassed in this Agreement, including, but not limited to, any claim with respect to discrimination, the WARN Act or any other matter. As to the WARN Act, the Employee agrees that [HE OR SHE] is waiving all rights, if any, under said Act and that the Employee is entering into this Agreement freely, voluntarily and without any coercion.

                   (c) The Employee agrees that the Employee will not seek nor accept employment with the Company in the future and that the Company is entitled to reject without cause any application for employment with the Company made by the Employee.

          THIRD:  The Employee represents that the Employee has not filed any
          -----
complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, employees, or representatives with any state, federal, or local agency or court and that the Employee will not do so at any time hereafter (either on his/her account or as a member of a class) and that if any agency or court assumes jurisdiction of any complaint, claim, or action (including, without limitation, any class action) against the Company or its affiliated companies or any of their officers, agents, directors, supervisors, employees, or representatives on behalf of the Employee, the Employee will direct that agency or court to withdraw from or dismiss with prejudice the matter as to any claim made by [HIM OR HER] or on [HIS OR HER] behalf.

          FOURTH:  If Requested by the Company, and upon reasonable notice, the
          ------
Employee will act or appear as a witness, deponent or in any other reasonable capacity to assist the Company or any affiliate in any civil or criminal action not arising from this Agreement.

          FIFTH:  The Employee agrees that all rights under section 1542 of the
          -----
Civil Code of the State of California are waived by the Employee. Section 1542 provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          SIXTH:  Notwithstanding the provisions of section 1542 of the Civil
          -----
Code of the State of California, or any other similar statute under the law of the state of employment or residence, the
Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, supervisors, employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") which the Employee at any time heretofore had or claimed to have or which the Employee may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to the Employee's employment with the Company or the termination therefrom or notice with respect to termination therefrom under the WARN Act (29 U.S.C. (S) 2101, et seq.) or otherwise. It is
                                                  -------
expressly understood by [INSERT NAME OF EMPLOYEE] that among the various rights and claims being waived in this Agreement are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 621, et seq.).

          SEVENTH:  The parties understand the word "claims" to include all
          -------
actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of the Employee's employment with the Company and the Employee's termination. All such claims (including related attorneys' fees and costs) are forever barred by this Agreement regardless of whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, discrimination or harassment of any kind (including, without limitation: age, race, sex, national origin, marital status, religion, sexual preference, veteran's preference, disability); notice under the WARN Act; any other claim or cause of action; and regardless of the forum in which it might be brought.

          EIGHTH:  The Employee understands and agrees that [HE/SHE]:
          ------

          A.   has reviewed all aspects of this Agreement;

          B. has carefully read and fully understands all the provisions of this Agreement;

          C. understands that in agreeing to this document [HE OR SHE] is releasing the Company from any and all claims [HE OR SHE] may have against the Company;

          D. knowingly and voluntarily agrees to all the terms set forth in this Agreement;

          E. was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of [HIS/HER] choice prior to executing this Agreement;

          F. has a full seven (7) days following the execution of this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired; and

          G. understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 621, et seq.) that may arise after the
                                           -------
date of this Agreement is executed are not waived.


          NINTH:  The parties acknowledge that they do not rely and have not
          -----
relied upon any representation or statement made by any of the parties other than those specifically stated in this written Agreement.

          TENTH:  This Agreement shall be binding upon the parties hereto and
          -----
upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. The Employee expressly warrants that the Employee has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

          ELEVENTH:  Should any provision of this Agreement be declared or be
          --------
determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

          TWELFTH:  This Agreement sets forth the entire agreement between the
          -------
parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

          THIRTEENTH:  This Agreement shall be interpreted in accordance with
          ----------
the plain meaning of its terms and not strictly for or against any of the parties hereto.

          FOURTEENTH:  If the Employee breaks [HIS OR HER] promise in this
          ----------
Agreement by filing a lawsuit or other complaint or charge based on claims that the Employee has released, or by not having claim made on his behalf by a class-type action dismissed, as to any person or entity, the Employee will pay that person's or entity's reasonable attorneys' fees and all other costs incurred in defending against the Employee's claim. In addition, if the Employee breaks the promises made in this Agreement, the Employee shall forfeit all right to future benefits under the Agreement and must repay all Agreement benefits previously received, upon the Company's demand.

          FIFTEENTH:  Finally, Employee agrees not to disparage the Company in
          ---------
any manner and not to disclose any confidential information or trade secrets which the Employee learned while employed by the Company. The Employee further agrees not to solicit or help anyone solicit any employees or customers of the Company to cease employment or to cease doing business with the Company.


EMPLOYEE                                 Catellus Development Corporation

______________________________           By:  _____________________________
[INSERT FULL NAME OF EMPLOYEE]

                                         Title:  __________________________

Dated:  ______________________           Dated:  __________________________